DST SYSTEMS, INC. ANNOUNCES
FIRST QUARTER 2016 FINANCIAL RESULTS

KANSAS CITY, MO - April 21, 2016 – DST Systems, Inc. (NYSE: DST) reported consolidated net income attributable to DST (“DST Earnings”) of $58.1 million ($1.70 per diluted share) for the first quarter 2016 compared to $107.8 million ($2.87 per diluted share) for the first quarter 2015. Taking into account certain non-GAAP adjustments, DST Earnings was $55.1 million ($1.61 per diluted share) for first quarter 2016 compared to $56.2 million ($1.49 per diluted share) for first quarter 2015.

“Overall, we are pleased with our first quarter operating results particularly in our Healthcare business which delivered double digit growth over prior year. We have also achieved revenue growth in our Financial Services segment as the benefits of our recent acquisitions are coming through in this quarter’s results and we continue to generate margin expansion in our Customer Communications business,” said Steve Hooley, Chairman, CEO and President of DST. “We continue to deliver in line with our overall strategic plan. This includes a focus on growing revenue through organic opportunities and targeted acquisitions, and making investments in our businesses to prepare and position DST for the future.”

Commencing in the first quarter 2016, we have changed our non-GAAP results to exclude intangible asset amortization in addition to the other adjustments that have been previously reported. Given the recent significant acquisition activity, we believe that excluding non-cash amortization of acquired intangible assets enables a more meaningful comparison of our results and better aligns our disclosures with our peers. Prior periods have also been adjusted to be consistent with the current year presentation.

Consolidated Financial Highlights

Operating Results

First quarter 2016 diluted earnings per share, after non-GAAP adjustments, was $1.61, an increase of $0.12 or 8.1% from first quarter 2015. Significant items impacting the quarterly results include the following:

•
Consolidated operating revenues (excluding out-of-pocket reimbursements) increased $25.4 million or 5.1% to $521.1 million as compared to first quarter 2015, primarily due to the businesses acquired during 2015 and 2016 as well as year-over-year new and existing client growth across a number of our service offerings, partially offset by a $6.0 million decline due to foreign currency movements.

•
Consolidated income from operations increased $2.4 million or 3.0% to $83.7 million as compared to first quarter 2015. The increase in operating income is primarily due to growth within the Healthcare Services segment.

•
Equity in earnings of unconsolidated affiliates decreased $4.6 million to $6.7 million as compared to first quarter 2015, primarily from lower earnings from IFDS, partially offset by higher BFDS earnings.

•
Weighted average diluted shares outstanding for first quarter 2016 were 34.3 million, a decrease of 3.3 million shares or 8.8% from first quarter 2015, primarily as a result of share repurchases during 2015 and 2016.

Monetization and Share Repurchase Activity

•
DST received $70.5 million of pretax cash proceeds from the monetization of investment assets during first quarter 2016, consisting of $59.8 million from the sale of marketable securities and $10.7 million from private equity investment distributions.

•
In April 2016, the Company completed the sale of its U.K. Customer Communications’ Bristol production facilities for pretax proceeds totaling approximately $16.0 million. Concurrent with the sale, the Company leased back the production facilities under a 12 year lease.

•
During the first quarter 2016, the Company spent $75.0 million to repurchase approximately 700,000 shares of DST common stock. At March 31, 2016, DST had $75.0 million remaining under the existing share repurchase plan.

Recent Business Transaction

•
On February 24, 2016, DST acquired Kaufman Rossin Fund Services LLC, a full-service provider of specialized hedge fund administration services to the global financial community, for $95.0 million of cash consideration, subject to certain adjustments.

Detailed Review of Financial Results

The following discussion of financial results takes into account the non-GAAP adjustments described in the section entitled “Use of Non-GAAP Financial Information” and detailed in the attached schedule titled “Reconciliation of Reported Results to Non-GAAP Results.”

Segment Results

Financial Services Segment

Operating revenues for the Financial Services segment (excluding out-of-pocket reimbursements) for first quarter 2016 increased $7.4 million or 2.8% to $274.0 million as compared to first quarter 2015. The operating revenue increase is primarily driven from the businesses acquired during 2015 and 2016, which contributed $7.1 million of incremental operating revenues during the first quarter 2016, increased professional services revenues associated with our wealth management platform business, and organic and new client growth within our Brokerage Solutions and Applied Analytics businesses. These increases were partly offset by negative market conditions impacting our ALPS business, a decline in mutual fund registered shareowner account processing revenue due to lower registered accounts, primarily as a result of subaccounting conversions, and approximately $2.2 million of negative foreign currency movements. Software license revenues of $7.8 million in first quarter 2016 were $0.7 million lower as compared to first quarter 2015.

Financial Services segment income from operations decreased $6.0 million or 12.0% during first quarter 2016 to $43.8 million as compared to first quarter 2015. The decrease in income from operations resulted primarily from increased depreciation and other costs incurred to enhance our network infrastructure, maintain security and regulatory compliance and service new and existing clients. Additionally, we continue to have higher costs as we invest in the expansion of our wealth management platform into the U.K. market. Operating margin for first quarter 2016 was 16.0% as compared to 18.7% in 2015.

Healthcare Services Segment

Healthcare Services segment operating revenues (excluding out-of-pocket reimbursements) increased $12.3 million or 13.4% during first quarter 2016 to $104.2 million as compared to first quarter 2015. The increase is primarily attributable to new medical claims processing clients implemented in January 2016, organic growth and expansion of the services we are offering to existing clients in both the medical and pharmacy businesses. Partially offsetting these increases is a $0.8 million decline from lower software license revenue in first quarter 2016 as compared to first quarter 2015.

Healthcare Services segment income from operations increased $7.1 million or 67.6% during first quarter 2016 to $17.6 million, primarily due to higher revenues. While costs and expenses increased from higher staffing costs associated with supporting the new and existing client growth, enhanced economies of scale were achieved as new clients were converted. Operating margin for first quarter 2016 was 16.9% as compared to 11.4% in the first quarter 2015.

Customer Communications Segment

Customer Communications segment operating revenues (excluding out-of-pocket reimbursements) were $164.3 million in first quarter 2016, an increase of $4.2 million from first quarter 2015. North America operating revenues increased $2.0 million or 1.7% to $120.9 million in first quarter 2016 primarily from incremental volumes due to the conversion of new clients throughout 2015. The increase in North America operating revenues was partially offset by a decline in volumes from certain existing customers and unfavorable foreign currency exchange rate movements of $1.1 million related to our Canadian operations. U.K. operating revenues increased $2.2 million or 5.3% to $43.4 million in first quarter 2016, primarily from revenue growth associated with new and existing clients. The increase in U.K. operating revenues was partially offset by $2.7 million of unfavorable foreign currency exchange rate movements.

Customer Communications segment income from operations increased $1.5 million during first quarter 2016 to $22.8 million. North America operating income was $21.3 million in both first quarter 2016 and 2015. U.K. operating income, which was break-even last year, was $1.5 million in first quarter 2016. Higher operating revenues in North America were offset by higher costs from increased variable expenses incurred to support the increased revenues as well as increased rent expense as a result of the sale leaseback transaction completed in late 2015. The increase in U.K. operating income was the result of higher operating revenues associated with new and existing clients. Customer Communications segment operating margin for first quarter 2016 was 13.9% as compared to 13.3% in 2015. North America operating margin was 17.6% in first quarter 2016 as compared to 17.9% in first quarter 2015, while the U.K. operating margin was 3.5% in first quarter 2016 versus break-even in first quarter 2015.

Other Financial Results

Equity in earnings of unconsolidated affiliates

The following table summarizes the Company’s equity in earnings of unconsolidated affiliates (in millions):

	Three Months Ended
	March 31,
	2016	2015
IFDS	$1.5	$7.3
BFDS	2.6	1.4
Other	2.6	2.6
	$6.7	$11.3

DST’s equity in earnings of unconsolidated affiliates decreased primarily from lower earnings at IFDS. The decrease in IFDS equity in earnings from first quarter 2015 is primarily the result of lower revenues recognized related to the ongoing client conversion activities, higher operating costs as IFDS expands its infrastructure to prepare for the addition of new clients and associated service offerings as well as negative foreign currency impacts in both the U.K. and Canada. Equity in earnings of BFDS increased from first quarter 2015 primarily due to a combination of higher ancillary revenues and reduced operating costs.

The multi-year implementation efforts for the previously announced two new IFDS clients are continuing to progress and are expected to be completed in phases over the next two years, however the scope and timing continues to be adjusted as client requirements evolve. As the projects are completed and the underlying modules are placed into production, we expect that IFDS’ earnings will be lower than 2015 due to the amortization of the capitalized software costs coupled with the decline in implementation revenue.

Use of Non-GAAP Financial Information

In addition to reporting financial information on a GAAP basis, DST has disclosed non-GAAP financial information which has been reconciled to the corresponding GAAP measures in the following financial schedules titled “Reconciliation of Reported Results to Non-GAAP Results.”  In making these adjustments to determine the non-GAAP results, the Company takes into account the impact of items that are not necessarily ongoing in nature, that do not have a high level of predictability associated with them or that are non-operational in nature.  Generally, these items include net gains on dispositions of business units, net gains (losses) associated with securities and other investments, restructuring and impairment costs and other similar items. Beginning in first quarter 2016, we have also included acquired intangible asset amortization. Management believes the exclusion of these items provides a useful basis for evaluating underlying business unit performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information.  Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends and “operational run-rate,” as well as making financial comparisons to prior periods presented on a similar basis.  The Company believes that providing such adjusted results allows investors and other users of DST’s financial statements to better understand DST’s comparative operating performance for the periods presented.

DST’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods.  DST’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures.  Although DST’s management believes non-GAAP measures are useful in evaluating the performance of its business, DST acknowledges that items excluded from such measures may have a material impact on the Company’s financial information calculated in accordance with GAAP.  Therefore, management typically uses non-GAAP measures in conjunction with GAAP results.  These factors should be considered when evaluating DST’s results.

* * * * *

Safe Harbor Statement

Certain material presented in the press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this press release to reflect new information, future events or otherwise.

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015

Operating revenues	$521.1	$495.7
Out-of-pocket reimbursements	224.7	206.6

Total revenues	745.8	702.3

Costs and expenses	642.0	593.8
Depreciation and amortization	28.4	29.4

Income from operations	75.4	79.1

Interest expense	(6.1)	(6.1)
Other income, net	6.3	83.3
Equity in earnings of unconsolidated affiliates	6.7	14.9

Income before income taxes and non-controlling interest	82.3	171.2
Income taxes	25.3	63.4

Net income	57.0	107.8
Net loss attributable to non-controlling interest	1.1	—

Net income attributable to DST Systems, Inc.	$58.1	$107.8

Weighted average common shares outstanding	33.8	37.2
Weighted average diluted shares outstanding	34.3	37.6

Basic earnings per share	$1.72	$2.90
Diluted earnings per share	$1.70	$2.87

Cash dividends per share of common stock	$0.33	$0.30

DST SYSTEMS, INC.
SEGMENT FINANCIAL INFORMATION
(In millions) (Unaudited)

	Three Months Ended March 31, 2016
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$258.7	$104.2	$157.5	$0.7	$—	$521.1
Intersegment operating revenues	15.3	—	6.8	—	(22.1)	—
Out-of-pocket reimbursements	19.9	2.5	207.2	—	(4.9)	224.7
Total revenues	293.9	106.7	371.5	0.7	(27.0)	745.8
Costs and expenses	236.9	87.3	343.8	1.0	(27.0)	642.0
Depreciation and amortization	18.4	4.3	5.5	0.2	—	28.4
Income (loss) from operations	$38.6	$15.1	$22.2	$(0.5)	$—	$75.4

Capital expenditures	$10.2	$0.3	$4.5	$—	$—	$15.0

	Three Months Ended March 31, 2015
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$250.5	$91.9	$152.6	$0.7	$—	$495.7
Intersegment operating revenues	16.1	—	7.5	—	(23.6)	—
Out-of-pocket reimbursements	17.0	1.9	192.0	—	(4.3)	206.6
Total revenues	283.6	93.8	352.1	0.7	(27.9)	702.3
Costs and expenses	220.0	80.3	323.7	(2.3)	(27.9)	593.8
Depreciation and amortization	16.6	4.6	7.9	0.3	—	29.4
Income from operations	$47.0	$8.9	$20.5	$2.7	$—	$79.1

Capital expenditures	$19.1	$2.2	$5.7	$—	$—	$27.0

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$73.4	$89.6
Funds held on behalf of clients	225.7	480.2
Client funding receivable	66.9	53.2
Accounts receivable	376.5	354.9
Other assets	95.2	77.6
	837.7	1,055.5

Investments	350.1	418.5
Unconsolidated affiliates	328.0	312.5
Properties, net	307.3	321.3
Intangible assets, net	175.2	156.4
Goodwill	543.4	483.1
Other assets	62.8	65.9
Total assets	$2,604.5	$2,813.2

Liabilities
Current liabilities
Current portion of debt	$154.6	$5.6
Client funds obligations	292.6	533.4
Accounts payable	83.4	84.9
Accrued compensation and benefits	79.5	153.2
Deferred revenues and gains	43.5	55.9
Income taxes payable	1.6	—
Other liabilities	128.0	115.7
	783.2	948.7

Long-term debt	566.9	556.5
Income taxes payable	69.3	73.8
Deferred income taxes	100.6	107.8
Other liabilities	66.5	65.3
Total liabilities	1,586.5	1,752.1

Redeemable Non-controlling Interest	20.2	15.1

Stockholders’ equity	997.8	1,046.0
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$2,604.5	$2,813.2

Common shares outstanding	33.8	34.3

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS
Three Months Ended March 31,
(Unaudited - in millions, except per share amounts)

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

	2016
	Operating	Operating	Pretax	Net	DST	Diluted
	Revenue	Income	Income	Income	Earnings*	EPS
Reported GAAP results	$521.1	$75.4	$82.3	$57.0	$58.1	$1.70
Adjusted to remove:
Restructuring charges (1)	—	2.3	2.3	1.5	1.5	0.04
Amortization of intangible assets (2)	—	6.0	6.0	4.0	4.0	0.12
Net gain on securities and other investments (3)	—	—	(5.3)	(3.3)	(4.4)	(0.13)
Income tax items (4)	—	—	—	(4.1)	(4.1)	(0.12)
Adjusted Non-GAAP results	$521.1	$83.7	$85.3	$55.1	$55.1	$1.61

	2015
	Operating	Operating	Pretax	Net	DST	Diluted
	Revenue	Income	Income	Income	Earnings*	EPS
Reported GAAP results	$495.7	$79.1	$171.2	$107.8	$107.8	$2.87
Adjusted to remove:
Amortization of intangible assets (2)	—	5.2	5.2	3.6	3.6	0.09
Net gain on sale of real estate (5)	—	(3.0)	(3.0)	(1.8)	(1.8)	(0.05)
Net gain on securities and other investments (3)	—	—	(81.9)	(51.1)	(51.1)	(1.36)
Net gain from unconsolidated affiliates (6)	—	—	(3.6)	(2.3)	(2.3)	(0.06)
Adjusted Non-GAAP results	$495.7	$81.3	$87.9	$56.2	$56.2	$1.49

* DST Earnings has been defined as “Net income attributable to DST Systems, Inc.

	2016
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Consolidated Total
Reported GAAP Operating Income	$38.6	$15.1	$22.2	$(0.5)	$75.4
Adjusted to remove:
Restructuring charges (1)	1.4	0.9	—	—	2.3
Amortization of intangible assets (2)	3.8	1.6	0.6	—	6.0
Adjusted Non-GAAP Operating Income	$43.8	$17.6	$22.8	$(0.5)	$83.7

	2015
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Consolidated Total
Reported GAAP Operating Income	$47.0	$8.9	$20.5	$2.7	$79.1
Adjusted to remove:
Amortization of intangible assets (2)	2.8	1.6	0.8	—	5.2
Net gain on sale of real estate (5)	—	—	—	(3.0)	(3.0)
Adjusted Non-GAAP Operating Income	$49.8	$10.5	$21.3	$(0.3)	$81.3

Descriptions of Non-GAAP Adjustments

(1)
Restructuring charges are comprised of severance and other costs incurred as a result of organizational changes. These charges are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(2) The amortization of intangible assets is included in the Condensed Consolidated Statement of Income within the Depreciation and amortization line item. Commencing in the first quarter 2016, we have changed our non-GAAP results to exclude intangible asset amortization in addition to the other adjustments that have been previously reported. Given the recent significant acquisition activity, we believe that excluding non-cash amortization of acquired intangible assets enables a more meaningful comparison of our results and better aligns our disclosures with our peers. Prior periods have also been adjusted to be consistent with the current year presentation.

(3)
Net gain on securities and other investments is comprised of net realized gains from sales of available-for-sale securities, other than temporary impairments on available-for-sale securities and net gains on private equity funds and other investments. These net gains were recorded in the Condensed Consolidated Statement of Income within the Other income, net line item.

(4)
Income tax items relate to benefits realized from the release of particular uncertain tax positions settled, effectively settled or otherwise remeasured during the period. These items are included in the Condensed Consolidated Statement of Income within the Income taxes line item.

(5)	The gain on sale of real estate is included in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(6)
The net gain from unconsolidated affiliates, resulting from the affiliate’s sale of real estate assets and DST’s sale of unconsolidated affiliates, are included in the Condensed Consolidated Statement of Income within the Equity in earnings of unconsolidated affiliates line item.

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

	March 31, 2016	December 31, 2015	March 31, 2015
U.S. mutual fund shareowner accounts processed:
Registered accounts - non tax-advantaged	26.9	27.0	29.3
IRA mutual fund accounts	21.7	21.8	22.2
Other retirement accounts	8.1	8.2	8.2
Section 529 and Educational IRAs	8.2	8.4	8.8
Registered accounts - tax-advantaged	38.0	38.4	39.2
Total registered accounts	64.9	65.4	68.5
Subaccounts	30.4	31.3	29.4
Total U.S. mutual fund shareowner accounts	95.3	96.7	97.9

International mutual fund shareowner accounts processed:
IFDS U.K.	9.2	8.8	11.4
IFDS L.P. (Canada)	13.4	13.3	12.8

Defined contribution participant accounts	7.3	7.0	7.4

ALPS (in billions of U.S. dollars):
Assets Under Management	$14.1	$14.7	$15.4
Assets Under Administration	$163.0	$140.4	$139.7

Automatic Work Distributor workstations (in thousands)	211.7	211.4	212.5

DST Health Solutions covered lives	24.5	26.0	24.5

	Three Months Ended
	March 31,
	2016	2015

Argus pharmacy paid claims	126.9	119.9

Customer Communications images produced:
North America	2,751.1	2,766.8
United Kingdom	496.7	472.7
Total	3,247.8	3,239.5

Customer Communications packages mailed:
North America	558.1	547.3
United Kingdom	208.0	207.3
Total	766.1	754.6

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

	Three Months Ended
	March 31,
	2016	2015

Changes in registered accounts:
Beginning balance	65.4	68.8
Subaccounting conversions to DST platforms	(0.1)	(0.4)
Subaccounting conversions to non-DST platforms	—	(0.2)
Conversions to non-DST platforms	(0.2)	—
Organic growth (decline)	(0.2)	0.3
Ending balance	64.9	68.5

Changes in subaccounts:
Beginning balance	31.3	28.6
Conversions from DST’s registered accounts	0.1	0.4
Organic growth (decline)	(1.0)	0.4
Ending balance	30.4	29.4

Defined contribution participant accounts:
Beginning balance	7.0	7.2
Organic growth	0.3	0.2
Ending balance	7.3	7.4

About DST Systems
DST Systems, Inc. (NYSE: DST) is a leading provider of specialized technology, strategic advisory, and business operations outsourcing to the financial and healthcare industries. Combining unmatched industry knowledge, critical infrastructure and service excellence, DST helps companies master complexity in the world’s most demanding industries to ensure they continually stay ahead of and capitalize on ever-changing customer, business and regulatory requirements. For more information, visit the DST website at www.dstsystems.com.

Contact:
Gregg Wm. Givens
Senior Vice President, Chief Financial Officer and Treasurer
DST Systems, Inc.
333 West 11th Street
Kansas City, MO 64105-1594
(816) 435-5503